Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Met-Pro Corporation:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to Met-Pro Corporation Salaried Employee Stock Ownership Plan of our report dated June 20, 2007 relating to the financial statements and financial schedule of Met-Pro Corporation Salaried Employee Stock Ownership Plan which appears in this Form 11-K.

/s/ Margolis & Company, P.C.
Certified Public Accountants

Bala Cynwyd, Pennsylvania
July 30, 2007